POWER OF ATTORNEY


       The undersigned hereby constitute and appoint Elizabeth A. BachmanKeeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe, Michael
S. Petrucelli and John E. Pelletier, Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael Petrucelli, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A heretoDreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Joseph S. DiMartino                June 15, 1998
Joseph S. DiMartino

 /s/ David W. Burke                     June 15, 1998
David W. Burke

 /s/ Diane Dunst                        June 15, 1998
Diane Dunst

 /s/ Rosalind Gersten Jacobs            June 15, 1998
Rosalind Gersten Jacobs

 /s/ Jay I. Meltzer                     June 15, 1998
Jay I. Meltzer

 /s/ Daniel Rose                        June 15, 1998
Daniel Rose

 /s/ Warren B. Rudman                   June 15, 1998
Warren B. Rudman

 /s/ Sander Vanocur                     June 15, 1998
Sander Vanocur




                       POWER OF ATTORNEY


      The undersigned hereby constitute and appoint Elizabeth A. Keeley, Richard W. Ingram, Margaret W. Chambers, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba VasquezMark A. Karpe, Michael S. Petrucelli and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


  /s/  Marie E. Connolly                                 April 16,  1997June
815, 1998
Marie E. Connolly